UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

(Amendment No.)

Filed by the Registrant     ☑                     Filed by a Party other than the Registrant     ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12

PetSmart, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
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Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2015, PetSmart, Inc. (the “Company”) entered into a retention bonus award letter (the “Retention Letter”) with Carrie W. Teffner, the Company’s Executive Vice President and Chief Financial Officer, pursuant to the terms of the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”) with Argos Holdings Inc., a Delaware corporation, and Argos Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent.

Under the Retention Letter, Ms. Teffner is eligible to receive a retention bonus in an aggregate amount equal to $600,000, with 50% of the retention bonus to be paid on the 90th day following the date of the closing of the transactions contemplated by the Merger Agreement (the “Closing Date”) and the remaining 50% of the retention bonus to be paid on the 120th day following the Closing Date, in each case, subject to Ms. Teffner’s continued employment with the Company and its subsidiaries through the applicable payment date. If Ms. Teffner experiences a “qualifying termination” (as defined in the Merger Agreement) prior to the applicable payment date, then any unpaid portion of the retention bonus will be paid to her on the date of the qualifying termination. If, however, the Merger Agreement is terminated without the transactions contemplated thereby having been consummated, then no retention bonus will be payable to Ms. Teffner.

The foregoing description of the Retention Letter does not purport to be complete and is qualified in its entirety by the full text of such agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01.      Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits. The following exhibits are filed as part of this report:

10.1	Retention Letter, dated as of January 7, 2015, by and between PetSmart, Inc. and Carrie W. Teffner.

Forward Looking Statements

This Form 8-K contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. PetSmart, Inc. (“PetSmart”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain PetSmart stockholder approval or the failure to satisfy any of the other closing conditions, (3) the risks related to the debt financing arrangements entered into in connection with the merger agreement, (4) the risks related to disruption of management’s attention from

PetSmart’s ongoing business operations due to the transaction, (5) the effect of the announcement of the transaction on the ability of PetSmart to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) changes in general economic conditions, (7) the effectiveness of our profit improvement program in reducing costs and increasing profitability, (8) conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events, (9) PetSmart’s ability to compete effectively and maintain PetSmart’s supply chain, (10) PetSmart’s ability to effectively manage its growth and operations, (11) changes in PetSmart’s structure, and (12) changes in the legal or regulatory environment. Additional risks are described under Item 1A, “Risk Factors,” in PetSmart periodic filings with the Securities and Exchange Commission (“SEC”), including PetSmart’s annual report on Form 10-K for the year ended February 2, 2014 filed on March 27, 2014 and in PetSmart’s subsequently filed Form 10-Qs. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. PetSmart does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This Form 8-K does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, PetSmart will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, PETSMART’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Investors and security holders may obtain a free copy of the proxy statement and other documents that PetSmart files with the SEC (when available) from the SEC’s website at www.sec.gov and PetSmart’s website at www.petsmartfacts.com. In addition, the proxy statement and other documents filed by PetSmart with the SEC (when available) may be obtained from PetSmart free of charge by directing a request to PetSmart Investor Relations, 19601 N. 27th Avenue., Phoenix, AZ 85027, (623) 587-2025.

PetSmart and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from PetSmart stockholders with respect to the proposed acquisition of PetSmart. Security holders may obtain information regarding the names, affiliations and interests of such individuals in PetSmart’s Annual Report on Form 10-K for the fiscal year ended February 2, 2014, and its definitive proxy statement for the 2014 annual meeting of stockholders. Additional information regarding the interests of such individuals in the proposed acquisition of PetSmart will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and PetSmart’s website at www.petsmartfacts.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2015

PETSMART, INC.
By:	/s/ J. Dale Brunk
Name: J. Dale Brunk
Title: Vice President, Deputy General Counsel &
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Retention Letter, dated as of January 7, 2015, by and between PetSmart, Inc. and Carrie W. Teffner.

Exhibit 10.1

January 7, 2015

BY HAND

Carrie Teffner

c/o PetSmart, Inc.

19601 North 27th Avenue

Phoenix, AZ 85027

Re:       Retention Bonus Award

Dear Carrie:

As you know, on December 14, 2014, PetSmart, Inc., a Delaware corporation (the “Company”), entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with Argos Holdings Inc., a Delaware corporation (“Parent”), and Argos Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving (the “Merger”). Parent and Merger Sub are affiliates of funds advised by BC Partners, Inc. (“BC Partners”) and, following the consummation of the Merger, the Company will be owned by a consortium comprised of funds advised by BC Partners, La Caisse de dépôt et placement du Québec, affiliates of GIC Special Investments Pte Ltd, affiliates of StepStone Group LP, and Longview Asset Management, LLC.

Because retention of key employees is an essential consideration for the Company during this period, and in recognition of your valued knowledge, skills, and experience, we are providing you with this letter in order to confirm your eligibility to earn a retention bonus of up to $600,000 (the “Retention Bonus”).

The Retention Bonus will vest and become payable as follows: (a) 50% of the Retention Bonus shall vest and be paid on the 90th day following the date on which the Merger is consummated (the “Closing Date”), and (b) 50% of the Retention Bonus shall vest and be paid on the 120th day following the Closing Date, in each case, subject to your continued employment with the Company and its subsidiaries through the applicable vesting/payment date; provided that, if you experience a Qualifying Termination (as defined in the Merger Agreement) prior to the applicable vesting date, then any unpaid portion of the Retention Bonus shall vest and be paid to you on the date of such Qualifying Termination. If, however, the Merger Agreement is terminated by the parties thereto without the transactions contemplated thereby having been consummated, then this letter will be of no further force or effect and you will not be entitled to receive the Retention Bonus.

PetSmart may modify compensation and benefits from time to time, reserves the right to modify, amend or withdraw incentive and/or equity plans as it deems necessary.

This letter may not be amended or modified, except by an agreement in writing signed by you and the Company. This letter shall be binding upon any successor of the Company or its businesses (whether direct or indirect, by purchase, merger, consolidation, or otherwise), in the same manner and to the same extent that the Company would be obligated under this letter if no succession had taken place. The term “Company,” as used in this letter, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets that by reason hereof becomes bound by this letter.

This letter will be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to its conflict of law rules. This letter may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will be considered one and the same agreement.

Please be mindful of the fact that the Company has made this retention bonus opportunity available to a select group of employees of the Company. Please keep confidential the fact that you have received this letter as well as the contents of this letter.

We appreciate and value your dedicated service to the Company, especially during this exciting period of growth and transition. If you have any questions, please feel free to contact Christopher Lee at (623) 587-2676.

Please confirm your agreement to the foregoing by executing this letter as indicated below.

Sincerely,

PETSMART, INC.

By:	/s/ David Lenhardt
	Name:	David Lenhardt
	Title:	President and CEO

Acknowledged and Agreed:

/s/ Carrie Teffner
Carrie Teffner

PetSmart may modify compensation and benefits from time to time, reserves the right to modify, amend or withdraw incentive and/or equity plans as it deems necessary.